July 21, 2008

United States Securities & Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

I, Francesco Gallo hereby consent to the reference as an expert to the Registration Statement on Form S. 1 of Arte Invest Corporation.

Francesco Gallo